Exhibit 107

Calculation of Filing Fee Table
Form S-3
(Form Type)
PDS Biotechnology Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be registered	Proposed maximum offering price per unit	Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.0000927
	Equity	Preferred Stock, par value $0.00033 per share	457(o)	(1)	(2)	(3)	$0.0000927
	Debt	Debt Securities	457(o)	(1)	(2)	(3)	$0.0000927
	Other	Warrants	457(o)	(1)	(2)	(3)	$0.0000927
	Other	Rights to purchase common stock, preferred stock, debt securities or units	457(o)	(1)	(2)	(3)	$0.0000927
	Other	Units	457(o)	(1)	(2)	(3)	$0.0000927
	Unallocated (Universal) Shelf		457(o)	(1)	(2)	$150,000,000	$0.0000927	$13,905(4)
Fees Previously Paid	--
	Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(5)	$29,275,002.50(5)	$0.0001298		S-3	333-240011	July 31, 2020	$3,799.895(5)
	Total Offering Amounts				$150,000,000		$13,905
	Total Fees Previously Paid						-
	Total Fee Offsets						$3,799.895
	Net Fee Due						$10,105.11

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	PDS Biotechnology Corporation.	S-3	333-240011	July 22, 2020		$3,799.895	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$29,275,002.50
Fee Offset Sources	PDS Biotechnology Corporation.	S-3	333-240011		July 31, 2020						$3,799.895(5)
(1)	The amount to be registered consists of up to $150,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants, units, and/or rights to purchase common stock, preferred stock, debt securities, or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of preferred stock, common stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.
(2)	The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(3)	Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) preferred stock, common stock, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be.
(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(5)
On July 22, 2020, the Registrant filed a registration statement on Form S-3 (File No. 333-240011), initially effective on July 31, 2020 (the “Prior Registration Statement”), to register securities with an aggregate maximum offering price of $100,000,000, and paid a registration fee of $12,980 in connection therewith. As of the date of this registration statement, an aggregate of $29,275,002.50 of securities registered on the Prior Registration Statement are unsold. Pursuant to Rule 415(a)(6) and Rule 457(p), the unsold securities are being moved from the Prior Registration Statement to this registration statement and the registration fee of $3,799.895 previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities and is hereby used to offset the current registration fee due. As a result, a filing fee of $10,105.11 is being paid herewith. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.